Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Amendment No. 2 to Registration Statement No. 333‑124391 on Form S‑4 of our report dated March 31, 2005, relating to the financial statements of Petrohawk Energy Corporation appearing in the Annual Report on Form 10‑K of Petrohawk Energy Corporation for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 21, 2005